Exhibit 99.2

AMENDMENT TO PLEDGE AGREEMENT

THIS AMENDMENT TO PLEDGE AGREEMENT (THIS “AMENDMENT”), DATED AS OF OCTOBER 19, 2005, IS ENTERED INTO BETWEEN TRI-S SECURITY CORPORATION (“PLEDGOR”) AND LSQ FUNDING GROUP, L.C. AND BRE LLC (INDIVIDUALLY AND COLLECTIVELY “SECURED PARTY”), WITH REFERENCE TO THE FOLLOWING:

a.  Pledgor has pledged 40% of the Collateral (40% Stock) to another party;

b.  Until such time as the debt that is secured by the 40% Stock is paid, Pledgor can only pledge to Secured Party 60% of the Collateral;

c.  The parties have agreed to amend the Pledge Agreement to substitute the following as Schedule 1 to the Pledge Agreement:

SCHEDULE 1

Pledged Interests

Name of Issuer	Type of Interest	Number of Shares/Units (if applicable)

Paragon Systems, Inc.	Common Shares

100% of authorized shares, subject to the prior interest of the Former Shareholders in 40% of the Collateral (as defined in the Credit Agreement) until such time as the debt owed to the Former Shareholders is paid in full

Tri-S Security Corporation

By:	/s/ Robert K. Mills
Name: Robert K. Mills
Title: CFO

LSQ Funding Group, L.C.

By:	/s/ Maxwell Eliscu
Name: Maxwell Eliscu
Title: Manager

BRE LLC

By:	/s/ Maxwell Eliscu
Name: Maxwell Eliscu
Title: Manager